Exhibit 99.1

FOR IMMEDIATE RELEASE	For information contact:
May 9, 2013	Kelly C. Clarke
(804) 727-6321

Apple REIT Six Shareholders Approve Definitive Merger Agreement with an Affiliate of Blackstone Real Estate Partners VII

RICHMOND, VA, May 9, 2013 – Apple REIT Six, Inc. (the “Company” or “Apple Six”), a real estate investment trust (REIT), announced today that the definitive merger agreement to be acquired by BRE Select Hotels Corp, an affiliate of Blackstone Real Estate Partners VII, has been approved by the Company’s shareholders, with approximately 97 percent of the votes cast voting in favor of the transaction. The Company currently expects the merger transaction to close on Tuesday, May 14, 2013; however, the completion of the transaction remains subject to the satisfaction of other closing conditions.

About Apple REIT Six, Inc.:

Apple REIT Six is a REIT focused on upscale, extended-stay and select-service hotels. The portfolio consists of 66 hotels, containing a total of 7,658 guestrooms, diversified among 18 states. The Company, through its best efforts offering, originally sold its Units for $10.50-$11.00 per Unit. Since inception of the Company, it paid approximately $7.29 per Unit in distributions, or $589 million. Additional information about Apple REIT Six can be found online at www.applereitsix.com.

Disclosures

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Six to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Six to obtain third-party approvals required to consummate the proposed merger; the satisfaction or waiver of other conditions in the merger agreement; a material adverse effect on Apple Six; the outcome of any legal proceedings that may be instituted against Apple Six and others related to the merger agreement; the failure to consummate debt financing arrangements set forth in a commitment letter received in connection with the merger; the ability of Apple Six to implement its operating strategy; Apple Six’s ability to manage planned growth; the outcome of current and future litigation, regulatory proceedings, or inquiries; changes in economic cycles; and competition within the hotel industry. Although Apple Six believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Six or any other person that the results or conditions described in such statements or the objectives and plans of Apple Six will be achieved. In addition, Apple Six’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Apple Six’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Six with the SEC on February 26, 2013. Any forward-looking statements speak only as of the date of this news release and Apple Six undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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